EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Second Quarter Fiscal 2023

MINNEAPOLIS, April 13, 2023 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the second quarter of fiscal 2023.

Second quarter fiscal 2023 highlights include (with growth rates on a fiscal quarter year-over-year basis):

  Consolidated net sales increased 9.1% to a second quarter record $18,271,000
  ZERUST® net sales increased 10.2% to $14,459,000
  ZERUST® oil and gas net sales increased 212.4% to $1,805,000
  NTIC China net sales decreased 31.0% to $2,872,000
  Natur-Tec® product net sales increased 5.0% to $3,812,000
  Joint venture operating income increased 9.8% to $2,381,000
  Net income attributable to NTIC increased to $885,000, compared to $183,000 last year
  Net income per diluted share attributable to NTIC was $0.09, compared to $0.02 per diluted share last year
  Consolidated balance sheet as of February 28, 2023 is strong with working capital of $23,998,000

“Net sales increased to a second quarter record thanks to the solid foundation on which we’ve built our long-term growth strategies. This top line result is particularly encouraging when considering that our NTIC China team remained sidelined by severe COVID-19 lockdowns through most of the quarter and Natur-Tec sales growth slowed due to seasonality and the timing of both shipments and orders. Furthermore, I’m pleased to report that we’re making considerable progress enhancing gross margins and controlling operating expenses. In fact, our second quarter gross margin of 35.0% marks a significant improvement on both a sequential and year-over-year basis, reflecting the growing contributions made by a profitable ZERUST oil and gas business as well as the benefits of other measures we’ve implemented successfully so far this fiscal year,” said G. Patrick Lynch, President and CEO of NTIC.

“We expect NTIC China sales will improve in the third quarter and beyond as the Chinese economy finally has the opportunity to start rebounding from its exceptionally long, self-imposed pandemic freeze. In addition, Natur-Tec sales are expected to benefit in the third quarter from new customer relationships and incremental orders. Consequently, we believe we are well positioned for a strong finish to fiscal 2023,” concluded Mr. Lynch.

NTIC’s consolidated net sales increased 9.1% to $18,271,000 during the three months ended February 28, 2023, compared to $16,749,000 for the three months ended February 28, 2022. The year-over-year increase in consolidated net sales was primarily a result of sales growth across all the Company’s product categories due to higher customer demand, as well as the contribution from Zerust India. For the first half of fiscal 2023, consolidated net sales increased 9.4% to $38,224,000, compared to $34,942,000 for the same period last fiscal year.

The following table sets forth NTIC’s net sales by product category for the three and six months ended February 28, 2023, and February 28, 2022, by segment:

	Three Months Ended
	February 28, 2023	% of Net Sales	February 28, 2022	% of Net Sales	% Change
ZERUST® industrial net sales	$12,086,741	66.2%	$11,656,345	69.6%	3.7%
ZERUST® joint venture net sales	566,771	3.1%	883,511	5.3%	-35.9%
ZERUST® oil & gas net sales	1,805,235	9.9%	577,921	3.4%	212.4%
Total ZERUST® net sales	$14,458,747	79.2%	$13,117,777	78.3%	10.1%
Total Natur-Tec® sales	3,812,078	20.9%	3,630,862	21.7%	5.0%
Total net sales	$18,270,825	100.0%	$16,748,639	100.0%	9.1%

	Six Months Ended
	February 28, 2023	% of Net Sales	February 28, 2022	% of Net Sales	% Change
ZERUST® industrial net sales	$25,201,379	65.9%	$24,267,875	69.5%	3.8%
ZERUST® joint venture net sales	1,200,237	3.1%	1,723,950	4.9%	-30.4%
ZERUST® oil & gas net sales	3,427,132	9.0%	1,549,737	4.4%	121.1%
Total ZERUST® net sales	$29,828,748	78.0%	$27,541,562	78.8%	8.3%
Total Natur-Tec® sales	8,394,843	22.0%	7,400,490	21.2%	13.4%
Total net sales	$38,223,591	100.0%	$34,942,052	100.0%	9.4%

NTIC’s joint venture operating income was $2,381,000 during the three months ended February 28, 2023, compared to joint venture operating income of $2,170,000 during the three months ended February 28, 2022. Net sales of NTIC’s joint ventures, which are not consolidated with NTIC’s financial results, increased 3.6% to $25,483,000 during the three months ended February 28, 2023, compared to $24,602,000 for the three months ended February 28, 2022. Year-to-date, NTIC’s joint venture operating income was $4,753,000, compared to joint venture operating income of $4,803,000 during the six months ended February 28, 2022. Net sales of NTIC’s joint ventures were $50,213,000 during the six months ended February 28, 2023, compared to $51,625,000 for the six months ended February 28, 2022.

Operating expenses, as a percent of net sales, for the second quarter of fiscal 2023 were 41.0%, compared to 40.1% for the same period last fiscal year. Year-to-date, operating expenses, as a percent of net sales, were 40.3%, compared to 39.4% for the same period last fiscal year. Higher year-over-year operating expenses for the three and six months ended February 28, 2023 were driven primarily by increased personnel expenses and other inflationary increases in expenses. Additionally, NTIC is now consolidating the majority owned subsidiary formed to assume the operations of a former joint venture in Taiwan compared to prior periods.

Net income attributable to NTIC for the second quarter of fiscal 2023 was $885,000, or $0.09 per diluted share, compared to net income of $183,000, or $0.02 per diluted share, for the same period last fiscal year. Year-to-date, net income attributable to NTIC was $1,387,000, or $0.14 per diluted share, compared to net income of $4,677,000, or $0.48 per diluted share, for the same period last fiscal year.

NTIC’s non-GAAP adjusted net income as set forth in the GAAP reconciliation at the end of this release, was $991,000, or $0.10 per diluted share, for the second quarter of fiscal 2023 compared to $392,000, or $0.04 per diluted share, for the same quarter last fiscal year. Year-to-date, NTIC reported non-GAAP net income of $1,599,000, or $0.16 per diluted share, compared to $1.2 million, or $0.12 per diluted share, for the same period last year.

NTIC’s consolidated balance sheet remains strong, with working capital of $23,998,000 as of February 28, 2023, including $5,451,000 in cash and cash equivalents and an outstanding revolving line of credit balance of $7,100,000, compared to $23,169,000 of working capital as of August 31, 2022, including $5,334,000 in cash and cash equivalents, $5,590 in available for sale securities, and an outstanding revolving line of credit balance of $5,900,000. The increase in the revolving line of credit balance was primarily due to $1,200,000 in cash used to purchase a 26,000 square foot facility adjacent to NTIC’s headquarters to be used for additional warehousing and production space to support NTIC’s anticipated continued growth.

At February 28, 2023, the Company had $21,522,000 of investments in joint ventures, of which over $11,396,000, or 52.9%, was cash, with the remaining balance mostly made up of other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the second quarter of fiscal 2023 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a webcast. To join the live call and ask a question, a participant must register using the URL below.

https://register.vevent.com/register/BIfba749b7e32e466aa601ac763df0bd80

Once registered, the participant will receive a dial-in number and unique PIN number to access the call.

The audio-only webcast can be accessed at the following link: https://edge.media-server.com/mmc/p/9ync2rok. A link to the webcast is also available on the Investor Relations section of NTIC’s webpage. Participants are advised to go to the website at least 15 minutes early to register, download and install any necessary audio software. For those unable to participate in the live webcast, a replay of the webcast will be archived and accessible for approximately one year on the Investor Relations section of NTIC’s webpage.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 65 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for almost 50 years and more recently has also targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations that NTIC China sales will improve in the third quarter and beyond and Natur-Tec sales will benefit in the third quarter from new customer relationships and incremental orders, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry and its evolution towards electric vehicles; the effect of economic uncertainty, recessionary indicators, inflation, increased interest rates and turmoil in the global credit, financial and banking markets or perception thereof; effect of supply chain disruptions; effect of COVID-19; dependence on joint ventures, relationships with joint venture partners and their success, including fees and dividend distributions; risks associated with international operations, including NTIC China, exposure to exchange rate fluctuations, tariffs and trade disputes; effect of economic slowdown and political unrest, including the Russia and Ukraine war; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of purchase orders under supply contracts; variability in sales to oil and gas customers and effect on quarterly financial results; increased competition; costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended August 31, 2022 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that it faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this release contains non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share. NTIC’s reasons for use of these measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information are included at the end of this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for NTIC’s financial results prepared in accordance with GAAP.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF
FEBRUARY 28, 2023 (UNAUDITED) AND AUGUST 31, 2022 (AUDITED)

	February 28, 2023	August 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,451,111	$5,333,890
Available for sale securities	—	5,590
Receivables:
Trade, excluding joint ventures, less allowance for doubtful accounts
of $439,000 as of February 28, 2023 and August 31, 2022	14,675,017	14,136,930
Trade, joint ventures	1,614,934	697,861
Fees for services provided to joint ventures	1,108,907	1,765,117
Income taxes	313,270	—
Inventories	15,180,239	16,341,729
Prepaid expenses	1,833,124	1,953,764
Total current assets	$40,176,602	$40,234,881

PROPERTY AND EQUIPMENT, NET	$13,445,966	$12,170,493
OTHER ASSETS:
Investments in joint ventures	21,522,496	21,814,754
Intangible asset, net	6,409,028	6,633,878
Goodwill	4,782,376	4,782,376
Operating lease right of use asset	374,037	557,571
Total other assets	33,087,937	33,788,579
Total assets	$86,710,505	$86,193,953

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,307,443	$7,796,494
Line of credit	7,100,000	5,900,000
Income taxes payable	—	30,742
Accrued liabilities:
Payroll and related benefits	1,304,717	2,297,543
Other	1,292,950	667,292
Current portion of operating leases	173,179	373,330
Total current liabilities	$16,178,289	$17,065,401
LONG-TERM LIABILITIES:
Deferred income tax, net	1,623,364	1,700,015
Operating leases, less current portion	200,858	184,241
Total long-term liabilities	$1,824,222	$1,884,256

COMMITMENTS AND CONTINGENCIES (Note 12)

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares as of
February 28, 2023 and August 31, 2022; issued and outstanding 9,366,357 and 9,232,483, respectively	187,327	184,650
Additional paid-in capital	21,058,721	19,939,131
Retained earnings	50,792,813	50,716,613
Accumulated other comprehensive loss	(6,774,510)	(7,245,132)
Stockholders’ equity	65,264,351	63,595,262
Non-controlling interests	3,443,643	3,649,034
Total equity	68,707,994	67,244,296
Total liabilities and equity	$86,710,505	$86,193,953

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2023 AND 2022

	Three Months Ended February 28,		Six Months Ended February 28,
	2023	2022	2023	2022
NET SALES:
Net sales	$18,270,825	$16,748,639	$38,223,591	$34,942,052
Cost of goods sold	11,867,639	11,764,304	25,467,281	24,254,787
Gross profit	6,403,186	4,984,335	12,756,310	10,687,265

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	1,128,731	922,832	2,318,135	2,297,581
Fees for services provided to joint ventures	1,252,746	1,246,909	2,434,551	2,505,767
Total joint venture operations	2,381,477	2,169,741	4,752,686	4,803,348

OPERATING EXPENSES:
Selling expenses	3,418,717	2,971,391	6,926,151	6,209,149
General and administrative expenses	3,084,189	2,518,788	6,214,788	5,115,135
Research and development expenses	994,450	1,218,674	2,251,174	2,454,495
Total operating expenses	7,497,356	6,708,853	15,392,113	13,778,779

OPERATING INCOME	1,287,307	445,223	2,116,883	1,711,834

REMEASUREMENT GAIN ON ACQUISITION OF EQUITY METHOD INVESTEE	—	—	—	3,951,550
INTEREST INCOME	3,451	9,909	9,619	20,852
INTEREST EXPENSE	(115,144)	(7,404)	(206,475)	(10,295)
INCOME BEFORE INCOME TAX EXPENSE	1,175,614	447,728	1,920,027	5,673,941

INCOME TAX EXPENSE	181,795	151,743	292,528	656,123
NET INCOME	993,819	295,985	1,627,499	5,017,818

NET INCOME ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	108,571	113,138	240,009	341,212
NET INCOME ATTRIBUTABLE TO NTIC	$885,248	$182,847	$1,387,490	$4,676,606

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.10	$0.02	$0.15	$0.51
Diluted	$0.09	$0.02	$0.14	$0.48

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,366,357	9,214,817	9,353,989	9,211,858
Diluted	9,747,461	9,683,426	9,745,166	9,736,060
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.07	$0.07	$0.14	$0.14

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains certain non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are information supplemental and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following is a reconciliation of NTIC’s reported net income attributable to NTIC and reported net income attributable to NTIC per diluted common share to adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted common share, in each case, as adjusted to exclude the net one-time gain related to the acquisition of the remaining 50% ownership interest of ZERUST® India and certain other adjustments as described below.

	Three Months Ended		Six Months Ended
	February 28,		February 28,
	2023	2022	2023	2022

Net income attributable to NTIC, as reported	$885,248	$182,847	$1,387,490	$4,676,606
Adjustments for adjusted net income:
Expenses related to ZERUST® India transaction	-	65,000	-	115,000
Gain on purchase of ZERUST® India	-	-	-	(4,612,638)
Cumulative foreign currency adjustment	-	-	-	661,088
Amortization expense	105,783	144,000	211,566	212,000
Tax impact of adjusted items		-		121,000
Non-GAAP adjusted net income	$991,031	$391,847	$1,599,056	$1,173,056

Weighted average shares outstanding (diluted)	9,747,461	9,683,426	9,745,166	9,736,060
Diluted net income per share, as reported	0.091	0.019	0.142	0.480
Adjustments for adjusted net income, net of tax impact, per diluted share [1]	0.011	0.022	0.022	(0.360)
Non-GAAP diluted adjusted net income per share	$0.102	$0.041	$0.164	$0.120

[1] Includes adjustments related to the items noted above, net of tax

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